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                                                        Exhibit A

                  NEES GLOBAL TRANSMISSION, INC.
                          Balance Sheet
                          June 30, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
 Cash                                                            $   105
 Accounts receivable                                                 279
 Accounts receivable from associated companies                       582
 Prepayments                                                         449
                                                                 -------
    Total current assets                                           1,415
                                                                 -------
Investment in Separation Technologies, Inc.,
   at cost                                                         1,000
Investment in Monitoring Technologies, Inc.,
   at cost                                                           475
                                                                 -------
    Total other assets                                             1,475
                                                                 -------
Total assets                                                     $ 2,890
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable to associated companies                         $   40
 Accounts payable                                                    415
 Taxes payable                                                         1
                                                                 -------
    Total liabilities                                                456

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             10,174
 Accumulated deficit                                              (7,741)
                                                                 -------
    Total parent company's investment                              2,434
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 2,890
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